Exhibit 99.1

TEMPUR-PEDIC PROVIDES UPDATE ON RETIREMENT OF SEALY DEBT

LEXINGTON, KY., MARCH 26, 2013 – Tempur-Pedic International Inc. (“Tempur-Pedic” or the “Company”) (NYSE: TPX), the world’s largest bedding provider, provided an update on the retirement of various debt financings of Sealy Corporation (“Sealy”) as a result of the completion of the acquisition of Sealy on March 18, 2013.

Sealy’s $235,000,000 aggregate principal amount of 10.875% Senior Secured Notes due 2016 have been called for redemption and will be redeemed in full on April 15, 2013. Sealy’s $268,945,000 aggregate principal amount of 8.25% Senior Subordinated Notes due 2014 have been called for redemption and will be redeemed in full on April 22, 2013.

With respect to the 8% Senior Secured Third Lien Convertible Notes due 2016 (the “Sealy Convertible Notes”), the Sealy Convertible Notes are now convertible only into cash, in an amount that adjusts during the Make-Whole Period (as defined under the Supplemental Indenture governing the Sealy Convertible Notes), and then becomes fixed thereafter. The Make-Whole Period effectively expires on April 12, 2013.

As of the close of business on March 25, 2013, holders of approximately $183,050,982 in Accreted Principal Amount of Sealy Convertible Notes had converted into cash, representing approximately 80% of all the Sealy Convertible Notes outstanding at the closing of the Sealy acquisition. Holders of Sealy Convertible Notes who converted on March 19, 2013 received approximately $2,325.43 per $1,000 Accreted Principal Amount of Sealy Convertible Notes being converted. The amount that a holder will receive upon conversion will decline slightly every day during the Make-Whole Period, and holders of Sealy Convertible Notes who convert after April 12, 2013 will receive only $2,200 per $1,000 Accreted Principal Amount of Sealy Convertible Notes being converted.

Pursuant to the terms of the Second Supplemental Indenture for the Sealy Convertible Notes, as described in the Company’s Current Report on Form 8-K filed on March 18, 2013, all material negative covenants (apart from the lien covenant and related collateral requirements) have been eliminated from the Supplemental Indenture governing the Sealy Convertible Notes, as well as certain events of default and certain other provisions. In addition, the Company and its non-Sealy subsidiaries will not provide any guarantees of any obligations with respect to the Sealy Convertible Notes. The Sealy Convertible Notes have been delisted from the New York Stock Exchange and the registration of the Sealy Convertible Notes under the Securities Exchange Act of 1934, as amended, will be terminated. The Company also expects that various rating agencies will stop providing ratings with respect to the Sealy Convertible Notes. All of the foregoing could have a material adverse impact on the trading market and liquidity of the Sealy Convertible Notes.

About Tempur-Pedic International

Tempur-Pedic International Inc. (NYSE: TPX) is the world’s largest bedding provider. The Company intends to change its corporate name to Tempur Sealy International, Inc. and will seek stockholder approval for the proposed name change at its Annual Meeting of Stockholders in May 2013. Tempur-Pedic International Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, OptimumTM and Stearns & Foster®. World headquarters for Tempur-Pedic International Inc. is in Lexington, KY. For more information, visit http://www.tempurpedic.com, http://www.sealy.com, or call 800-805-3635.

Forward-Looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the retirement and deregistration of Sealy debt. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Investor Contact:

Mark Rupe

Vice President

Tempur-Pedic International Inc.

800-805-3635

investor.relations@tempurpedic.com

Media Contacts:

Michael Geller

Edelman for Tempur-Pedic International Inc.

+1 212 729 2163

Mike.Geller@edelman.com

Trevor Gibbons

Edelman for Tempur-Pedic International Inc.

+1 212 704 8166

Trevor.Gibbons@edelman.com

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